UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 31, 2015

Green Innovations Ltd.
(Exact name of registrant as specified in its charter)

000-54221	26-2944840
(Commission File Number)	(IRS Employer Identification No.)

3208 Chiquita Blvd. S., Suite 216 Cape Coral, FL	33914
(Address of Principal Executive Offices)	(Zip Code)

(239) 829-4372
(Registrant’s telephone number, including area code)

N/A
(Form name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 31, 2015, Sugiarto “Awie” Kardiman resigned as the chief financial officer of Green Innovations Ltd. (the “Company”) to take another professional opportunity.

On February 2, 2015, the Company appointed Bruce Harmon, the Company’s Chairman, founder and former chief financial officer, as its interim chief financial officer. Mr. Harmon has served as the Company’s Chairman of the Board of Directors since August 2012, and was its chief financial officer from August 2012 through June 16, 2014. Mr. Harmon served as chief financial officer and director of Alternative Construction Technologies, Inc. (ACCY), a construction material manufacturing company located in Melbourne, Florida, from 2005 to 2008, chief financial officer and director of Accelerated Building Concepts Corporation (ABCC), a construction company located in Orlando, Florida, from 2006 to 2008, as chief financial officer and director of Organa Technologies Group, Inc. (OGTG), a technology company located in Melbourne, Florida, from 2006 to 2008, as interim chief financial officer and director of Winwheel Bullion, Inc. (WWBU), a public shell company, located in Newport Beach, California, from 2009 to 2011, as chief financial officer, director and interim chief executive officer of Omni Ventures, Inc. (OMVE), a Kansas City, Kansas-based apparel company, from 2011 to 2012, and as interim chief financial officer of Tauriga Sciences, Inc. (TAUG), a Danbury, Connecticut-based biotech company, from 2011 to 2012. Mr. Harmon holds a B.S. degree in Accounting from Missouri State University.

Mr. Harmon’s current contract with the Company will remain in place, which provides for monthly compensation of $20,000 (which is currently being accrued), and the Company hereby incorporates by reference such contract which was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013, filed on March 18, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN INNOVATIONS LTD.

Date: February 3, 2015	By:	/s/ Jeffrey Thurgood
Jeffrey Thurgood
Chief Executive Officer